CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated July 16, 2015, relating to the financial statements and financial highlights which appear in the May 31, 2015 Annual Reports to Shareholders of T. Rowe Price Target 2005 Fund (formerly known as T. Rowe Price Target Retirement 2005 Fund), T. Rowe Price Target 2010 Fund (formerly known as T. Rowe Price Target Retirement 2010 Fund), T. Rowe Price Target 2015 Fund (formerly known as T. Rowe Price Target Retirement 2015 Fund), T. Rowe Price Target 2020 Fund (formerly known as T. Rowe Price Target Retirement 2020 Fund), T. Rowe Price Target 2025 Fund (formerly known as T. Rowe Price Target Retirement 2025 Fund), T. Rowe Price Target 2030 Fund (formerly known as T. Rowe Price Target Retirement 2030 Fund), T. Rowe Price Target 2035 Fund (formerly known as T. Rowe Price Target Retirement 2035 Fund), T. Rowe Price Target 2040 Fund (formerly known as T. Rowe Price Target Retirement 2040 Fund), T. Rowe Price Target 2045 Fund (formerly known as T. Rowe Price Target Retirement 2045 Fund), T. Rowe Price Target 2050 Fund (formerly known as T. Rowe Price Target Retirement 2050 Fund), T. Rowe Price Target 2055 Fund (formerly known as T. Rowe Price Target Retirement 2055 Fund), and T. Rowe Price Target 2060 Fund (formerly known as T. Rowe Price Target Retirement 2060 Fund) (twelve of the portfolios comprising T. Rowe Price Retirement Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

February 23, 2016